Exhibit 10.1

AGREEMENT FOR PURCHASE AND SALE

This Agreement (the “Agreement”) is made as of May 10, 2012 (the “Effective Date”) by and between Mr. Tom Kjaer, holder of Danish Passport No. 203638282, P.O. Box 282303, Dubai, United Arab Emirates, (the “Seller”) and Crown Group Investments Limited, P.O. Box 17099, Jebel Ali Freezone, Dubai, United Arab Emirates, (the “Buyer”).

For and in consideration of the purchase price defined under Article II below, the premises and the mutual covenants and obligations created hereby, as well as other good and valuable considerations, Buyer agrees to buy and Seller agrees to sell the following described property, subject to and upon the terms and conditions set forth below.

ARTICLE I

PROPERTY

The real property which is the subject of this Agreement is described in Exhibit A attached hereto and made a part hereof (the “Property”). Exhibit A, as well as all other exhibits and schedules hereinafter mentioned, shall have the same force and effect as though the contents of such exhibit were set forth herein.

ARTICLE II

PURCHASE PRICE; PAYMENT

The net selling price for the Property is AED 21,420,000 to owner plus AED 428,400 fee to the Dubai Land Department (the “Land Department”).The Buyer shall upon Seller’s request pay AED 428,400 directly to the Land Department.

ARTICLE III

TERMS AND CONDITIONS

In consideration of the details above, the Seller and the Buyer hereby further agree as follows:

1)	The Buyer desires to reserve the Property for a period (the “Reservation Period”), starting from the Effective Date and expiring on September 30, 2012. The Seller agrees to hold the Property, and undertakes not to sell, reserve, rent, market, encumber in any manner or donate the Property to any other third party, during the Reservation Period. In addition the Seller will not increase the agreed sale price.

2)	The following conditions must be met before the Certificate is delivered to the Seller:

(a)	Seller must convey the property by general warranty deed in form and substance acceptable to the Buyer, subject only to Land Department fee in the year of closing;
(b)	The Seller is not in breach of any representations and covenants contained in this Agreement.

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Exhibit 10.1

3)	As of the Effective Date and as of the closing of the purchase of the Property, the Seller represents to the Buyer that:

(a)	he holds the entire ownership interest in the Property and all rights appurtenant thereto, and neither the signature of, nor the approval in any manner by, a third party is required to convey any of such interest and rights;
(b)	no consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission (except as specified in Section III 12) below) is required for the due execution, delivery and performance of this Agreement by the Seller or for the validity or enforceability thereof against the Seller.
(c)	there are no claims, encumbrances, taxes, assessments, liens or potential lienors known to the best of the Seller’s knowledge which are not disclosed;
(d)	there is no pending or threatened litigation involving the Seller with respect to the Property;
(e)	there are no uncured notices, suits, orders, decrees or judgments relative to violations of: (1) any easement, restrictive covenant or other matter of record affecting the Property or any part thereof, or (2) any laws, statutes, ordinances, codes, regulations, rules, orders or other requirements of any governmental authority;
(f)	there are no agreements, understandings or arrangements between the Seller and any third party relating to the granting of any rights whatsoever to the Property;
(g)	the Property has adequate, direct, indefeasible legal and practical access of record for ingress from and egress to and from a public right of way sufficient for Buyer’s intended use of the Property;
(h)	all documents and information provided by Seller to Buyer with respect to the Property, including, without limitation, all available plans and surveys, engineering reports, recorded title documents, title abstracts and title insurance policies, soil tests, service contracts, site assessments, permits and approvals are true and correct and there is no material information relative to the Property that has not been disclosed to the Buyer by the Seller, and
(i)	the Property is free of all hazardous wastes or substances and the Property has been operated and maintained in compliance with all applicable environmental laws and regulations.

4)	Indemnity. Seller shall indemnify and hold the Buyer harmless from and against, and reimburse Buyer with respect to any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys’ fees and court costs) asserted against or incurred by Buyer by reason of or arising from (i) a breach of any representation or warranty of Seller as set forth in this Agreement; (ii) the failure of Seller to perform any obligation required by this Agreement to be performed by it; and (iii) the ownership, maintenance and operation of the Property prior to the closing. This provision shall survive the closing without time limitation.

5)	Both, the Buyer and the Seller, subject to completing satisfactory due diligence as deemed necessary by the Seller and/or the Buyer and subject to transfer confirmations from the Land Department, undertake and agree to use their commercially reasonable efforts to complete the selling procedures and to transfer the Property not later than May 31, 2012 according to the terms and conditions of this Agreement.
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Exhibit 10.1

6)	Attorney Fees and Costs. In the event that there should be any litigation or claim arising out of this Agreement which requires the services of an attorney at law, the party prevailing shall be entitled to recover all costs incurred in connection therewith, including reasonable attorney’s fees, and if the matter is appealed to a higher court, such attorney’s fees include appellate court appearances or appellate attorney’s fees.

7)	The Buyer and the Seller shall not be liable for failure to perform under the terms of this Agreement due to causes beyond their reasonable control (“Force Majeure”) including but not limited to acts of war, terrorism, flood, strike, earthquake, accidents, riots, and decisions of government or confirmation for transfer from Land Department. However, a Force Majeure event will not invalidate the reservation agreement in section 3 of this Agreement and the Buyer and the Seller will mutually agree on a new date to complete the transfer formalities.

8)	The Buyer shall have the option to sell back the Property for the purchase price of the Property in cash (the “Sell-Back-Option”) within 24 months from the Effective Date but not before January 1, 2013. In order for the Buyer to exercise the Sell-Back Option, the Buyer shall so inform the Seller by written notice (“Sell-Back Option Notice”). The closing of the sale of the Property pursuant to the Sell-Back Option must take place within 60 days after the Seller’s receipt of the Sell-Back Option Notice.

9)	The Seller shall have the option to buy back the Property at any time for the then current market price (the “Buy-Back-Option”) after 24 month from the Effective Date. The Buy-Back-Option can only be used by paying the Buyer in cash.

10)	If the Buyer intends to resell the Property to a third party after the closing, the Seller shall have a right of first refusal to purchase the Property at same terms and price as offered by the third party. Buyer shall inform the Seller by written notice (“Right of First Refusal Notice”) of such intention to sell and shall provide the Seller with the terms of offer from the third party. After receipt of such notification, Seller must reply within 14 days if he intends to exercise the right of first refusal. If Seller notifies Buyer of his desire to repurchase the Property on such terms, the closing of the sale of the Property must take place within 60 days after the Seller’s receipt of the Right of First Refusal Notice. If the sale does not occur within such 60 day period as a result of Seller’s failure to close the transaction, the Buyer shall be free to sell the Property to a third party and the Seller’s right of first refusal shall terminate with respect to any future potential sales of the Property by the Buyer.

11)	Transfer fees on subsequent repurchase by the Seller are the responsibility of the Seller.

12)	It is the responsibility of the Seller to clear any penalties, service charges, or any outstanding dues to the government, utilities providers, and developer as required and also arrange the No Objection Certification (the “NOC”)from the Land Department as soon as this Agreement is signed by both parties.

13)	Except as required by applicable law, Seller shall not, without the prior written approval of Buyer, at any time during the term of this Agreement, divulge to any third party, other than its attorneys, accountants, employees and professional advisors (who shall be notified of the terms of this confidentiality agreement), any information concerning the specific terms and conditions of this Agreement.
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Exhibit 10.1

14)	This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any conflict-of-laws principles.

15)	Consent to the Exclusive Jurisdiction of the Courts of the State of Florida.

(i)          EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF FLORIDA AS WELL AS TO THE JURISDICITON OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECITON WITH, THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY DECISION OR AWARD.

(ii)         EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS ARTICLE III OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(iii)        EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH ARTICLE III, SECTION 21.

16)	Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

17)	Persons Bound; Severability.

(i)          The benefits and obligations of the covenants herein shall inure to and bind the respective heirs, executors, administrators, successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

(ii)        If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the remaining provisions of this Agreement shall be construed to best carry out the original intent of the parties hereto.

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Exhibit 10.1

18)	Modifications. The terms of this Agreement may not be amended, waived or terminated orally, but only by an instrument in writing signed by both Seller and Buyer.

19)	Complete Agreement. This Agreement evidences the complete understanding of the parties hereto with respect to the matters addressed herein. No agreement or representation, unless set forth in this Agreement, shall bind either of the parties hereto.

20)	Notices. Notices to Seller and Buyer shall be deemed received: (i) when hand delivered or faxed, with a printed receipt of transmission, and a copy sent by either the methods identified in the following provisions (ii) or (iii); or (ii) one business day following delivery to an express delivery courier, such as FedEx, or (iii) three days following deposit in U.S. mail, certified, return receipt requested.

Notice to Buyer shall be given to the following address:

MediaNet Group Technologies, Inc.

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486

U.S.A.

Attention: Andreas Kusche, General Counsel

Facsimile: +1 (561) 362 77-03

Notice to Seller shall be given to the following address:

Tom Kjaer

P.O. Box 282303

Dubai, U.A.E.

Email:tk@activecapital.ae

Any notice which may be given herein may also be given by the attorney for the Seller or Buyer.

21)	Right of Inspection. During the term of this Agreement, Buyer, its agents, employees and representatives shall have full access to the Property at reasonable times to inspect the Property and to conduct all tests, inspections and borings thereon as Buyer, its engineers, consultants, surveyors and the like shall deem necessary or desirable to fulfill the tests and investigations deemed necessary by Buyer to assist Buyer in Buyer’s due diligence review of the Property. Any entry on or to the Property by Buyer or its authorized representatives pursuant to the provisions hereof shall be at the risk of Buyer, and Buyer hereby agrees to indemnify, hold harmless and exonerate Seller from all loss, claim, liability, action or demand directly arising therefrom. Buyer has no right or power to create any liens against the Property, and Buyer shall be responsible to restore the Property at the conclusion of all tests and borings to the same general condition that existed immediately prior to Buyer’s inspections. The indemnity and restoration requirements set forth in this paragraph shall survive the closing or other termination of this Agreement. Buyer shall have no obligations to provide Seller with any copies of test results or inspection reports concerning the Property.
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Exhibit 10.1

22)	Time of the Essence; Computation of Time. Time shall be of the essence with respect to Seller’s obligation to consummate the closing in the time frame required by this Agreement. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable at 5:00 p.m. (based upon the time zone in which the Property is located) on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term ‘legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State for observance thereof.

23)	Counterparts. This Agreement may be executed in counterparts, and all counterparts executed by Buyer and Seller together shall constitute one and the same agreement and it shall not be necessary for Buyer and Seller to execute the same counterpart hereof.

24)	Facsimile/PDF. Following the initial execution of this Agreement, a facsimile or PDF copies of any amendment to this Agreement or any consent, approval or other indication of acceptance pursuant to this Agreement executed by the Seller or Buyer may be relied upon as an original signature.

25)	Seller’s Pre-Closing Operating Covenants. Seller covenants that between the Effective Date of this Agreement and the closing:

(i)          Buyer may discuss Buyer’s Intended Use, the proposed development of and actions regarding the Property with any federal, county, state or local officials or authorities, including but not limited to variances, permits, certificates, consents, approvals, and other Governmental Regulations for the Intended Use.

(ii)        Seller shall, when and to the extent that such additional information becomes available, provide Buyer with complete and accurate copies of all additional Due Diligence Materials in Seller’s possession or control.

(iii)       Seller shall not permit any new occupancy of, or enter into any new lease or permit the renewal, modification or extension of any existing lease for, space in or on the Property, or any portion thereof, or enter into or renew any management, maintenance or other agreement affecting the Property, unless Buyer has previously approved such occupancy, lease or agreement in writing. Seller shall operate and maintain the Property consistent with Seller’s past practices.

(iv)       Seller shall not execute any mortgage against the Property or modify existing mortgage(s) (if any) on the Property, or otherwise encumber the Property in an amount which, together with the amount of all other mortgages and other monetary liens, will exceed the net amount of the Purchase Price to be received by Seller at the closing after deduction (if any) for the adjustments described herein and payment of the broker’s commission, if any, described herein or create any other new encumbrance or restriction affecting the Property.

(v)       Seller shall not modify or alter the Property or any improvement located thereon in any material respect.

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Exhibit 10.1

26)	Nominee/Assignment. Seller acknowledges and agrees that Buyer shall have the right to designate a nominee to take title to the Property by notice to Seller given not later than the closing. In the alternative Buyer may (i) without need of consent from Seller, assign this Agreement to any entity related to or affiliated with Buyer or (ii) with the consent of Seller not to be unreasonably withheld, conditioned or delayed, assign this Agreement to any entity not related to or affiliated with Buyer. Buyer shall be released from this Agreement upon the making of an Assignment as contemplated by the foregoing sentence.

27)	Seller’s Joinder and Consent. Seller agrees to join in and consent to all applications, petitions and other submissions (collectively the “Applications”) reasonably necessary to obtain the Permits and Approvals requested by Buyer for Buyer’s Intended Use of the Property (collectively, the “Approvals”), and Seller hereby appoints Buyer or Buyer’s designee as Seller’s agent to submit and process such Applications. All such Applications and submissions shall be at Buyer’s sole cost and expense. Seller shall promptly review and execute all such joinders, consents and other submissions by Buyer, and in no event shall Seller delay such joinder or consent by more than five (5) business days following Seller’s receipt of Buyer’s request for such joinder of consent.

28)	Delivery of Materials. Within ten (10) days after the Effective Date of this Agreement, Seller shall deliver to Buyer copies of all existing Due Diligence Materials relating to the Property.

Signature page follows.

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Exhibit 10.1

The Seller:	Tom Kjaer

Signature	/s/ Anita Levison
Signed by Anita Levison
For and on behalf of Tom Kjaer

Date:	August 14, 2012

Buyer:	Crown Group Investments Limited

Signature	/s/ Christian Ellentoft
Signed by Christian Ellentoft
For and on behalf of Michael Hansen, Managing Director

Date:	August 14, 2012

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Exhibit 10.1

EXHIBIT A

Plot Number 45 (531-415), Size 33,118sqf with allowable built up area (BAU) of 59,617sqf Community: Saih Shuaib 2 (531), Dubai Industrial City

Plot Number 66 (531-387), Size 47,312sqf with allowable built up area (BAU) of 85,162sqf, Community: Saih Shuaib 2 (531), Dubai Industrial City

TOGETHER WITH: (1) all rents, issues, profits, appurtenances, incorporeal hereditaments, easements, privileges and rights of way; (2) all rights to land lying in the bed of any street opened or proposed against which the Property abuts to the center line thereof; (3) all Seller’s right in and to any strips or gores of land adjoining the Property; (4) Seller’s right in and to any condemnation award made or to be made or for damages caused by change of grade of adjacent streets; (5) Seller’s rights, if any, to the use of or to the land underlying any canal or waterway which abuts or traverses the Property, in whole or in part; (6) water rights of every type and nature appurtenant to or otherwise relating to the Property; (7) intangible rights, including licenses and the exclusive right to use the present name of the property; if specifically known by such name, however such right may have been acquired by Seller; (8) development applications, petitions, permits, approvals, plans and specifications, utility agreements, impact fee recovery agreements, drainage, retention or detention rights, vested or “grandfathered” development rights, site plans, development orders, building permits and such other documents as relate to the condition or development of the Property; and (9) any and all other amenities, rights and privileges enjoyed, claimed, owned or used by Seller in connection with the Property.

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